Exhibit 99.1
Wheels Up Announces Increased Revenue for First Quarter 2023
Board member Ravi Thakran named Executive Chairman; CFO Todd Smith named Interim CEO

Flight program changes to benefit members and strengthen path to profitability

NEW YORK – May 9, 2023 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the first quarter, which ended March 31, 2023.
First Quarter 2023 Highlights
•Revenue increased $26 million year-over-year to $352 million, a first quarter record
•Active Members decreased 1% year-over-year to 12,285 in total
•Live Flight Legs decreased 13% year-over-year to 15,389 in total
•Net loss increased $12 million year-over-year to $101 million
•Adjusted EBITDA was flat year-over-year with a loss of $49 million
“As we position Wheels Up for future success, we expect the program changes we announced today will allow us to continue to scale and evolve our product offering to deliver world-class service profitably,” said Interim CEO Todd Smith.
“Our revised product offering will improve Wheels Up’s competitiveness and service delivery, as well as the flight experience for members and customers. These changes are positive steps for Wheels Up, and we are committed to making the decisions necessary to improve this business to deliver for our customers, employees and shareholders.”

The company also announced key executive changes to lead the next stage of growth and profitability for Wheels Up, including naming current Board member Ravi Thakran as Executive Chairman.

“I am excited to work with the team at Wheels Up, especially Todd in his expanded capacity as Interim CEO,” said Thakran. “The Board would like to thank our founder Kenny Dichter for his steadfast commitment and dedication to the organization. His innovative vision for private aviation has enabled us to build an iconic brand and a strong base of loyal members and teammates that positions us very well moving forward.”

Announcement Details
•Retained a leading executive search firm to identify an experienced operator to serve as permanent CEO and drive next phase of the company’s journey.

•Announced program changes to align guaranteed service in regions where Wheels Up has a significant network density advantage and margins are highest. It is anticipated that members and customers will benefit from better rates in many areas and improved service nationwide.
•Enhanced the company’s value proposition for corporate customers through a new, industry-leading program with Delta Air Lines to benefit business fliers of both companies through volume-based preferential rates on Wheels Up flights. Delta will continue to provide Wheels Up customers unique access and exclusive benefits such as earning SkyMiles®, SkyBonus® points and Medallion Status.

•Evaluating the disposition of certain non-strategic assets, as the company continues to focus its core charter business.

•Member Operations Center in Atlanta, expected to open May 15, will drive improved operations, customer communications and service.

Financial and Operating Highlights

	As of March 31,
	2023	2022	% Change
Active Members(1)	12,285	12,424	(1)%

	Three Months Ended March 31,
(In thousands, except percentages, Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2023	2022	% Change
Active Users(1)	13,336	12,547	6%
Live Flight Legs(1)	15,389	17,626	(13)%
Flight revenue per Live Flight Leg	$15,060	$13,410	12%
Revenue	$351,812	$325,635	8%
Net loss	$(100,866)	$(89,040)	13%
Adjusted EBITDA(1)	$(48,915)	$(49,428)	1.0%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the first quarter:
•Active Members decreased 1% year-over-year to 12,285 offset by a higher mix of Core members, in line with our conscious efforts toward more profitable flying.
•Active Users increased 6% year-over-year to 13,336 primarily driven by growth in Core members and due to the acquisition of Air Partner.

•Live Flight Legs decreased 13% year-over-year to 15,389 reflecting industry conditions and our efforts to focus on profitable flying.

•Flight revenue per Live Flight Leg increased 12% year-over-year to $15,060, and up 17% year-over-year excluding Air Partner1, primarily as a result of our fiscal 2022 program changes, which included higher pricing and the introduction of a fuel surcharge in the second quarter.

•Revenue increased 8% year-over-year primarily driven by increased aircraft sales and due to acquisition of Air Partner.

•Net loss increased by $11.8 million year-over-year primarily driven by interest expense incurred on our Equipment Notes issued in October 2022.

•Adjusted EBITDA loss of $48.9 million, relatively flat year-over-year.

1 The growth of Flight revenue per Live Flight Leg excludes Air Partner Live Flight Legs and Flight revenue, which is reported on a net revenue basis. This metric is provided for comparison purposes to show the underlying performance of Wheels Up.

Webcast and Conference Call Information
A conference call with management will be held today at 10:00 am ET. To access a live webcast of the conference call and supporting presentation materials, please click on the Wheels Up investor site (www.wheelsup.com/investors). This earnings press release and any supporting materials will be available on the Company's investor relations website. We also provide announcements regarding the Company's financial performance, including U.S. Securities and Exchange Commission (the “SEC”) filings, investor events, press and earnings releases, and blogs, on the investor relations website.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter, aircraft management services and whole aircraft sales, as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect private flyers to aircraft, and one another, through an open platform that seamlessly enables life’s most important experiences. Powered by a global private aviation marketplace connecting its base of over 12,000 members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future, including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets; (ii) the degree of market acceptance and adoption of Wheels Up’s products and services including member program changes; (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry; (iv) Wheels Up’s ability to attract and retain customers; (v) the impact of Wheels Up’s cost reduction efforts on its business and results of operations, including the timing and magnitude of such expected reductions and any associated expenses and impact of the new member operations center; (vi) Wheels Up’s ability to maintain cost discipline and achieve positive Adjusted EBITDA pursuant to the schedule that it has announced; (vii) Wheels Up’s liquidity, future cash flows, acquisition activities, measures intended to increase Wheels Up’s operational efficiency and certain restrictions related to our debt obligations; and (viii) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual events and results to differ materially from those contained in such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC by Wheels Up on March 31, 2023 and our other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations..

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the "Definitions of Non-GAAP Financial Measures" and "Reconciliations of Non-GAAP Financial Measures" sections, respectively, in this press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics," "Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.

Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2023 (Unaudited)	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$363,177	$585,881
Accounts receivable, net	107,659	112,383
Parts and supplies inventories, net	39,326	29,000
Aircraft inventory	10,368	24,826
Prepaid expenses	47,356	39,715
Other current assets	35,243	27,814
Total current assets	603,129	819,619
Property and equipment, net	398,710	394,559
Operating lease right-of-use assets	99,036	106,735
Goodwill	350,233	348,118
Intangible assets, net	136,189	141,765
Other non-current assets	123,166	112,429
Total assets	$1,710,463	$1,923,225
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$27,006	$27,006
Accounts payable	42,225	43,166
Accrued expenses	137,718	148,947
Deferred revenue, current	975,735	1,075,133
Other current liabilities	48,964	49,968
Total current liabilities	1,231,648	1,344,220
Long-term debt, net	220,397	226,234
Operating lease liabilities, non-current	77,138	82,755
Other non-current liabilities	18,093	18,096
Total liabilities	1,547,276	1,671,305
Equity:
Class A common stock, $0.0001 par value; 2,500,000,000 authorized; 254,258,113 and 251,982,984 shares issued and 251,613,698 and 249,338,569 common shares outstanding as of as of March 31, 2023 and December 31, 2022, respectively	25	25
Additional paid-in capital	1,556,718	1,545,508
Accumulated deficit	(1,376,739)	(1,275,873)
Accumulated other comprehensive loss	(9,130)	(10,053)
Treasury stock, at cost, 2,644,415 and 2,644,415 shares, respectively	(7,687)	(7,687)
Total Wheels Up Experience Inc. stockholders’ equity	163,187	251,920
Non-controlling interests	—	—
Total equity	163,187	251,920
Total liabilities and equity	$1,710,463	$1,923,225

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2023	2022
Revenue	$351,812	$325,635

Costs and expenses:
Cost of revenue	353,791	332,758
Technology and development	15,873	11,191
Sales and marketing	25,803	23,243
General and administrative	39,416	38,904
Depreciation and amortization	14,445	14,228
Gain on sale of aircraft held for sale	(866)	(1,971)
Total costs and expenses	448,462	418,353

Loss from operations	(96,650)	(92,718)

Other income (expense):
Change in fair value of warrant liability	125	3,631
Interest income	3,821	77
Interest expense	(8,119)	—
Other expense, net	145	(30)
Total other income (expense)	(4,028)	3,678

Loss before income taxes	(100,678)	(89,040)

Income tax expense	(188)	—

Net loss	(100,866)	(89,040)
Less: Net loss attributable to non-controlling interests	—	(387)
Net loss attributable to Wheels Up Experience Inc.	$(100,866)	$(88,653)

Net loss per share of Class A common stock:
Basic and diluted	$(0.40)	$(0.36)

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	253,345,272	244,609,635

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(100,866)	$(89,040)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,445	14,228
Equity-based compensation	11,538	22,554
Amortization of deferred financing costs and debt discount	915	—
Change in fair value of warrant liability	(125)	(3,631)
Gain on sale of aircraft held for sale	(866)	(1,971)
Other	(146)	(384)
Changes in assets and liabilities:
Accounts receivable	4,118	3,088
Parts and supplies inventories	(10,323)	(277)
Aircraft inventory	4,878	—
Prepaid expenses	(8,540)	(8,747)
Other non-current assets	(8,363)	(25,688)
Accounts payable	(812)	7,599
Accrued expenses	(10,276)	(6,648)
Deferred revenue	(99,760)	(30,406)
Other assets and liabilities	1,701	(1,893)
Net cash used in operating activities	(202,482)	(121,216)

Cash flows from investing activities
Purchases of property and equipment	(8,750)	(66,343)
Purchases of aircraft held for sale	(98)	(51,073)
Proceeds from sale of aircraft held for sale, net	5,697	14,942
Acquisitions of businesses, net of cash acquired	—	(11,530)
Capitalized software development costs	(7,984)	(5,548)
Other	100	—
Net cash used in investing activities	(11,035)	(119,552)

Cash flows from financing activities
Purchase of Shares for Treasury	—	(6,107)
Repayments of long-term debt	(6,752)	—
Net cash used in financing activities	(6,752)	(6,107)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(86)	—

Net decrease in cash, cash equivalents and restricted cash	(220,355)	(246,875)
Cash, cash equivalents and restricted cash, beginning of period	620,153	786,722
Cash, cash equivalents and restricted, cash end of period	$399,798	$539,847

Supplemental disclosure of cash flow information:
Cash paid for interest	$8,100	$—

Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses, (vi) public company readiness related expenses, (vii) restructuring charges, (viii) change in fair value of warrant liability, (ix) losses on the extinguishment of debt and (x) other items not indicative of our ongoing operating performance.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue, (iii) restructuring expense in cost of revenue and (iv) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2023	2022
Net loss	$(100,866)	$(89,040)
Add back (deduct)
Interest expense	8,119	—
Interest income	(3,821)	(77)
Income tax expense	188	—
Other expense, net	(145)	30
Depreciation and amortization	14,445	14,228
Change in fair value of warrant liability	(125)	(3,631)
Equity-based compensation expense	11,538	22,554
Acquisition and integration expense(1)	2,034	3,834
Restructuring charges(2)	10,491	2,674
Atlanta Member Operations Center set-up expense(3)	6,960	—
Certificate consolidation expense(4)	2,647	—
Other(5)	(380)	—
Adjusted EBITDA	$(48,915)	$(49,428)
__________________
(1)Consists of expenses incurred associated with acquisitions as well as integration-related charges incurred within one year of acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three months ended March 31, 2023, includes restructuring charges related to the Plan and other strategic business initiatives. For the three months ended March 31, 2022, includes restructuring charges for employee separation programs following strategic business decisions.
(3)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations.
(4)Consists of expenses incurred to execute our consolidation of our FAA operating certificates.
(5)Includes collections of certain aged receivables which were added back to Net Loss in the reconciliation presented for the three months ended December 31, 2022.
Refer to “Supplemental Expense Information” below, for further information

Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended March 31,
	2023	2022
Revenue	$351,812	$325,635
Less: Cost of revenue	(353,791)	(332,758)
Less: Depreciation and amortization	(14,445)	(14,228)
Gross profit (loss)	$(16,424)	$(21,351)
Gross margin	(4.7)%	(6.6)%
Add back:
Depreciation and amortization	14,445	14,228
Equity-based compensation expense in cost of revenue	1,179	4,432
Restructuring expense in cost of revenue(1)	755	—
Atlanta Member Operations Center set-up expense in cost of revenue(2)	3,799	—
Certificate consolidation expense in cost of revenue(3)	2,601	—
Adjusted Contribution	$6,355	$(2,691)
Adjusted Contribution Margin	1.8%	(0.8)%
__________________
(1)For the three months ended March 31, 2023, includes restructuring charges related to the Plan and other strategic business initiatives. For the three months ended March 31, 2022, includes restructuring charges for employee separation programs following strategic business decisions.
(2)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations.
(3)Consists of expenses incurred to execute our consolidation of our FAA operating certificates.

Supplemental Revenue Information

(In thousands, except percentages)	Three Months Ended March 31,		Change in
	2022	2021	$	%
Membership	$21,680	$20,647	$1,033	5%
Flight	231,762	236,363	(4,601)	(2)%
Aircraft management	63,694	60,506	3,188	5%
Other	34,676	8,119	26,557	327%
Total	$351,812	$325,635	$26,177	8%

Supplemental Expense Information

	Three Months Ended March 31, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$1,179	$484	$700	$9,175	$11,538
Acquisition and integration expense	—	53	134	1,847	2,034
Restructuring charges	755	2,299	2,058	5,379	10,491
Atlanta Member Operations Center set-up expense	3,799	—	—	3,161	6,960
Certificate consolidation expense	2,601	—	—	46	2,647
Other	—	—	—	(380)	(380)

	Three Months Ended March 31, 2022
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$4,432	$641	$2,701	$14,780	$22,554
Acquisition and integration expense	—	—	—	3,834	3,834
Restructuring charges	—	—	—	2,674	2,674